CATERPILLAR FINANCIAL SERVICES CORPORATION

$8,000,000,000

CAT FINANCIAL POWERINVESTMENTSM

VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

PRICING SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(3)
Dated October 7, 2016 to	Registration No. 333-214026
PROSPECTUS SUPPLEMENT
Dated October 7, 2016 and
PROSPECTUS
Dated October 7, 2016

The Cat Financial PowerInvestmentSM Variable Denomination Floating Rate Demand Notes (the “Notes”) bear interest at a floating rate per annum determined by the Cat Financial PowerInvestment Committee, or its designee, on a weekly basis to be effective on the following Monday. Currently, the interest rates payable on the Notes vary based on the principal amount of the Notes that an investor owns.

The current Registration Statement for the Notes (No. 333-214026) was automatically effective on October 7, 2016. As of October 7, 2016, the interest rates on the Notes will be as follows:

Principal Amount of Notes	Interest Rate Per Annum
Owned by an Investor

RETAIL INVESTOR TIER

$0-$4,999.99	0.80320% Yield
0.800% Rate

$5,000-$49,999.99	0.85361% Yield
0.850% Rate

$50,000 and above	0.90405% Yield
0.900% Rate

CORPORATE TIER	0.45100% Yield
0.450% Rate